EXHIBIT 99.1

Issuer Direct Reports Third Quarter 2021 Results

Total Revenue of $5.5 million Led by ACCESSWIRE Revenue Which Increased Over 30%, Net Income Increased 30% and EBITDA Increased 16% to $1.6 million or 30% of Revenue

RALEIGH, NC / ACCESSWIRE / November 4, 2021 / Issuer Direct Corporation (NYSE American: ISDR) (the “Company”), an industry-leading communications and compliance company, today reported its operating results for the three and nine months ended September 30, 2021.

Brian Balbirnie, CEO of Issuer Direct, commented, “The third quarter helped support what has been a record year in terms of revenue for us, led by our ACCESSWIRE brand, which increased over 30% from the third quarter of the prior year. We continued to invest in our platform and expand our sales organization, which contributed to higher operating costs during the quarter, however, we believe this investment will provide long-term benefits in further customer growth and gross margin improvement. “

Mr. Balbirnie continued, “These initiatives are important and will continue to be a focus for the remainder of the year. As a result of our product development, we launched a comprehensive newsroom subscription offering mid-way through the third quarter. We are seeing early interest in our newsroom product, something we expect will continue for the year and contribute to our expected growth next year. Our sales organization continues to grow its pipeline of platform subscriptions and first-time customers subscribing to ACCESSWIRE are producing higher year over year revenues, an indicator that our digital marketing strategy is working.”

Mr. Balbirnie concluded, “Looking ahead, we remain focused on continuing to increase both our customer counts and revenues. We believe this will be led by ACCESSWIRE, our newsroom product and our entire communications platform, a combination that we believe will result in higher average revenues per user. Strategically, we continue to focus on products and businesses we believe we need to acquire to further expand our platform, customer and geographic reach.”

Third Quarter 2021 Highlights:

•	Revenue - Total revenue was $5,465,000, a 12% increase from $4,882,000 in Q3 2020 and a 4% decrease from $5,720,000 in Q2 2021. Communications revenue increased 10% from Q3 2020 and 5% from Q2 2021. The increase in Communications revenue is primarily due to the combination of increased revenue from our ACCESSWIRE product due to increased volume and pricing and an increase in revenue from subscriptions of Platform id. As compared to Q3 2020, these increases were partially offset by a decline in revenue from our events and webcasting business due to lower demand during Q3 2021. Communications revenue was 67% of total revenue for Q3 2021, compared to 69% for Q3 2020. Revenue from our Compliance business increased 17% from Q3 2020 and decreased 20% from Q2 2021. The increase compared to Q3 2020 was due to an increase in revenue from our print and proxy fulfillment services as well as our stock transfer services due to increased market activity. The decrease from Q2 2021 was due to seasonality of print and proxy fulfillment services as most annual meetings occur during the second quarter.
•	Gross Margin - Gross margin for Q3 2021 was $4,110,000, or 75% of revenue, compared to $3,495,000, or 72% of revenue, during Q3 2020 and $4,240,000, or 74%, in Q2 2021. Communications gross margin was 78%, an increase from 74% in Q3 2020 and 75% in Q2 2021 due to increased scale in our ACCESSWIRE product.
•	Operating Income - Operating income was $977,000 for Q3 2021, compared to $1,076,000 during Q3 2020. The decrease in operating income is due to higher operating expenses, primarily due to continued investment and expansion of our headcount, particularly in our sales and marketing and product development teams as well as higher professional fees related to ongoing projects.
•	Net Income - On a GAAP basis, net income was $1,024,000, or $0.27 per diluted share, during Q3 2021, compared to $789,000, or $0.21 per diluted share, during Q3 2020. During Q3 2021, we recorded a one-time benefit of $366,000 related to employee retention credits related to the CARES Act.

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•	Operating Cash Flows - Cash flows from operations for Q3 2021 were $1,238,000 compared to $1,321,000 in Q3 2020.
•	Non-GAAP Measures - Q3 2021 EBITDA was $1,632,000, or 30% of revenue, compared to $1,401,000, or 29% of revenue, during Q3 2020. Non-GAAP net income for Q3 2021 was $906,000, or $0.24 per diluted share, compared to $963,000, or $0.26 per diluted share, during Q3 2020.

Year-to-date Q3 2021 Highlights:

•	Revenue - Total revenue was $16,165,000, a 17% increase from $13,782,000 during the first nine months of 2020. Communications revenue increased 18% during the first nine months of 2021 compared to the same period of the prior year. The increase in Communications revenue was primarily due to the combination of increased revenue from our ACCESSWIRE product and an increase in revenue from subscriptions of Platform id., partially offset by a decrease in revenue from our events and webcasting business. Communications revenue remained 64% of total revenue for both the first nine months of 2021 and 2020. Revenue from our Compliance business increased 16% during the first nine months of 2021 compared to the same period of 2020. The increase was due to an increase in revenue from our print and proxy fulfillment services as well as our stock transfer services due to increased market activity.
•	Gross Margin - Gross margin for the first nine months of 2021 was $11,936,000, or 74% of revenue, compared to $9,780,000, or 71% of revenue, during the first nine months of 2020. Communications gross margin was 75% during the first nine months of 2021, up 2% from the first nine months of 2020 due to increased scale in our ACCESSWIRE product.
•	Operating Income - Operating income was $3,045,000 for the first nine months of 2021, compared to $2,325,000 during the same period of 2020. The increase in operating income is due to an increase in gross margin partially offset by higher operating expenses, primarily due to continued investment and expansion of our headcount, including our sales and marketing and product development teams as well as higher professional fees related to ongoing projects.
•	Net Income - On a GAAP basis, net income was $2,675,000, or $0.70 per diluted share, during the first nine months of 2021, compared to $1,787,000, or $0.47 per diluted share, during the first nine months of 2020. During the first nine months of 2021, we recorded a one-time benefit of $366,000 related to employee retention credits related to the CARES Act.
•	Operating Cash Flows - Cash flows from operations for the first nine months of 2021 were $3,319,000 compared to $3,400,000 during the same period of 2020.
•	Non-GAAP Measures - EBITDA for the first nine months of 2021 was $4,265,000, or 26% of revenue, compared to $3,377,000, or 25% of revenue, during the same period of 2020. Non-GAAP net income for the first nine months of 2021 was $2,778,000, or $0.73 per diluted share, compared to $2,334,000, or $0.62 per diluted share, during the same period of 2020.
•	Stock Repurchase Plan - The Company completed its $2,000,000 repurchase program originally announced on August 7, 2019 and increased on March 16, 2020 by repurchasing the remaining balance under the plan of $452,000 or 19,777 shares of its common shares during the first quarter of 2021.

Key Performance Indicators:

•	During the quarter, the Company worked with 1,683 publicly traded customers, compared to 1,475 during the same period last year.
•	During the quarter, the Company worked with 1,815 privately held customers compared to 1,597 during the same period last year.
•	During the quarter we signed 40 new Platform id. subscriptions to new or existing customers with a total annual contract value of $306,000.
•	Total Platform id. subscriptions as of September 30, 2021 were 418, with an annual contract value of $3,499,000, compared to 341 subscriptions with an annual contract value of $2,677,000 as of December 31, 2020.

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Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, other unusual items, tax impact of adjustments and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company’s operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA

	Three Months ended September 30,
	2021	2020
	Amount	Amount

Net income:	$1,024	$789
Adjustments:
Depreciation and amortization	289	325
Interest income	—	4
Income tax expense	319	283
EBITDA:	$1,632	$1,401

	Nine Months ended September 30,
	2021	2020
	Amount	Amount

Net income:	$2,675	$1,787
Adjustments:
Depreciation and amortization	854	1,052
Interest income	(2)	(55)
Income tax expense	738	593
EBITDA:	$4,265	$3,377

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CALCULATION OF NON-GAAP NET INCOME

	Three Months ended September 30,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,024	$0.27	$789	$0.21
Adjustments:
Amortization of intangible assets (1)	116	0.03	148	0.04
Stock-based compensation (2)	100	0.03	72	0.02
Other unusual items (3)	(366)	(0.10)	—	—
Tax impact of adjustments (4)	32	0.01	(46)	(0.01)
Non-GAAP net income:	$906	$0.24	$963	$0.26

	Nine Months ended September 30,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$2,675	$0.70	$1,787	$0.48
Adjustments:
Amortization of intangible assets (1)	349	0.09	492	0.13
Stock-based compensation (2)	232	0.06	201	0.05
Other unusual items (3)	(366)	(0.10)	—	—
Tax impact of adjustments (4)	(45)	(0.01)	(146)	(0.04)
Impact of discrete items impacting income tax expense (5)	(67)	(0.01)	—	—
Non-GAAP net income:	$2,778	$0.73	$2,334	$0.62

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)	This adjustment gives effect to the benefit recorded during the three and nine months ended September 30, 2021, associated with employee retention credits related to the CARES act.
4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.
5)

This adjustment eliminates discrete items impacting income tax expense. For the nine months ended September 30, 2021, the discrete item relates to an excess stock-based compensation benefit recognized in income tax during the period.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	November 4, 2021
Time:	4:30 PM ET
Toll-free:	833-492-0063
International:	973-528-0130
Live Webcast:	https://www.webcaster4.com/Webcast/Page/842/43396

Conference Call Replay Information

Toll-free:	877-481-4010
International:	919-882-2331
Replay ID:	43396
Web replay:	http://www.issuerdirect.com/earnings-calls-and-scripts/

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About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct’s principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$22,415	$19,556
Accounts receivable (net of allowance for doubtful accounts of $702 and $657, respectively)	3,037	2,514
Income tax receivable	28	—
Other current assets	761	298
Total current assets	26,241	22,368
Capitalized software (net of accumulated amortization of $3,159 and $2,761, respectively)	343	526
Fixed assets (net of accumulated depreciation of $419 and $312, respectively)	737	795
Right-of-use asset – leases	1,607	1,830
Other long-term assets	93	88
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $5,895 and $5,546, respectively)	2,557	2,906
Total assets	$37,954	$34,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$667	$304
Accrued expenses	1,654	1,805
Income taxes payable	61	258
Deferred revenue	2,696	2,212
Total current liabilities	5,078	4,579
Deferred income tax liability	262	197
Lease liabilities – long-term	1,738	1,971
Total liabilities	7,078	6,747
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,791,038 and 3,770,752 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	4	4
Additional paid-in capital	22,268	22,214
Other accumulated comprehensive loss	(14)	(19)
Retained earnings	8,618	5,943
Total stockholders' equity	30,876	28,142
Total liabilities and stockholders’ equity	$37,954	$34,889

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020
Revenues	$5,465	$4,882	$16,165	$13,782
Cost of revenues	1,355	1,387	4,229	4,002
Gross profit	4,110	3,495	11,936	9,780
Operating costs and expenses:
General and administrative	1,258	1,052	3,923	3,465
Sales and marketing expenses	1,349	973	3,633	2,819
Product development	373	212	878	571
Depreciation and amortization	153	182	457	600
Total operating costs and expenses	3,133	2,419	8,891	7,455
Operating income	977	1,076	3,045	2,325
Other income, net	366	(4)	368	55
Income before taxes	1,343	1,072	3,413	2,380
Income tax expense	319	283	738	593
Net income	$1,024	$789	$2,675	$1,787
Income per share – basic	$0.27	$0.21	$0.71	$0.48
Income per share – fully diluted	$0.27	$0.21	$0.70	$0.47
Weighted average number of common shares outstanding – basic	3,788	3,740	3,776	3,754
Weighted average number of common shares outstanding – fully diluted	3,821	3,768	3,818	3,778

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$2,675	$1,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	854	1,052
Bad debt expense	236	242
Deferred income taxes	(14)	(27)
Non-cash interest expense	—	19
Stock-based compensation expense	232	201
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(767)	(634)
Decrease (increase) in other assets	(273)	191
Increase (decrease) in accounts payable	365	89
Increase (decrease) in accrued expenses	(489)	195
Increase (decrease) in deferred revenue	500	285
Net cash provided by operating activities	3,319	3,400

Cash flows from investing activities:
Capitalized software	(215)	—
Purchase of fixed assets	(49)	(15)
Net cash used in investing activities	(264)	(15)

Cash flows from financing activities:
Exercise of stock options	274	66
Payment for stock repurchase and retirement	(452)	(785)
Net cash used in financing activities	(178)	(719)

Net change in cash and cash equivalents	2,877	2,666
Cash – beginning	19,556	15,766
Currency translation adjustment	(18)	(3)
Cash and cash equivalents – ending	$22,415	$18,429

Supplemental disclosures:
Cash paid for income taxes	$893	$323

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